IBM Business Partner Agreement
Co-Location Attachment

The terms of this Attachment are in addition to those of the IBM Business Partner Agreement. They apply to you if we approve you to participate in the Co-Location Marketing Program.

Under the Co-Location Marketing Program, you agree to "co-locate" a portion of your IBM personal computer receiving/shipping operations to an IBM facility located in or near Research Triangle Park, North Carolina.

The following documents set forth additional terms regarding your participation in the Co-Location Marketing Program, and are incorporated herein by reference:

o        IBM High Turns Incentive Program - Operational Letter
o        Co-Location Program Exhibit for Residency on IBM Premises
o        Co-Location Program IBM Warehouse Operating Rules

1) IBM will provide you with access to a dedicated staging area (Co-location facility) at our site at which you will accept delivery of Products from us and prepare them for shipment by you. In addition, you are authorized to use the Co-location facility to perform asset tagging, custom image loading and light configuration (addition of IBM options and/or 3rd party components to complete IBM systems). You may not use the Co-location facility for any other purpose.

You will have the right of access to the IBM site through the main entrance to it, and use of common facilities within the site, subject to IBM's rules of access and the site's security requirements, including those set forth in the attached Exhibit for Residency on IBM Premises and IBM Warehouse Operating Rules.

2) Orders for IBM personal computer products ("Products") under your IBM Business Partner Agreement may be designated for shipment to your Co-location facility. Such orders must be placed using the unique customer number assigned by IBM which designates the "ship to" address of the Co-location facility.

3) We will provide you with access to one or more dedicated loading docks, located within, adjacent to, or in close proximity to your Co-location facility. You are responsible for movement of Products to and from your assigned loading dock(s).

4) You will be solely responsible for the shipment of all Products from your Co-location facility and for your agreement with your selected carriers. We will coordinate your access to our loading docks.

5) You will be responsible for staffing the Co-location facility with your own employees or contract employees consistent with your needs. We will provide you with the name of local contract work organizations if requested. You are solely responsible for the supervision and conduct of your employees and contractors while they are in and adjacent to your Co-location facility. You agree not to solicit IBM employees working at the IBM site for employment within your organization. Each party agrees not to solicit the others employees working at the IBM site for employment within its organization."*

                                    Page 1 of

6) IBM will, at its expense, provide major infrastructure improvements, as determined by IBM, such as roadways, parking lots, addition of dock doors, exterior lighting, air conditioning, general warehouse lighting/sprinklers, etc., to prepare our warehouses for Co-location. You will be required to pay for all fit up costs unique to your Co-location facility which you approve, including those incurred by IBM, such as electrical power distribution, compressed air, vacuum, exhaust systems, task/workbench lighting, data/communication lines & cabling, telecommunications equipment (PC's, servers, hubs, routers, bridges, fax, etc.), test equipment, conveyor systems, work benches, pallet racks, pallet rack sprinklers, material handling equipment, packaging equipment, ESD protection, fixtures, totes, hand tools, emergency power for customer equipment, etc. *** All fitups you pay for shall be your property and you have the right to remove them. *** IBM will invoice you for these fit-up costs which are provided by IBM. Payment will be due as specified in our invoice and is in addition to any charges otherwise due us under your IBM Business Partner Agreement or any other agreement between us. You also agree to pay amounts equal to any applicable taxes resulting from your participation in the program (but not taxes based on our net income. *** IBM will be responsible for all real estate taxes, except for taxes assessed on fitups you own. *** No alterations or improvements may be made by you without IBM's prior written permission.

7) You may place your trade or other fixtures, tools, furniture, equipment and other personal property in me Co-location facility. It is our preference that I/T and telecommunications equipment in the Co-location facility be IBM logo hardware. If this is not practical due to I/T standardization or other reasons please let your IBM account team know. IBM is not responsible for loss of or damage to your improvements or personal property in the Co-location facility.

8) You are responsible to pay IBM for the space used by your Co-location facility at the rate set forth in the IBM High Turns Incentive Program - Operational Letter. Services in this charge include rent, utilities, building maintenance, general cleaning services, trash removal, paper/corrugated recycling, building security personnel and monitoring, heating, air conditioning (if applicable to your space), and fire protection systems (building sprinkler and fire alarm systems).

9) IBM will provide you a, freight credit based on the actual weight of product shipped into your Co-location facility at the rate set forth in the IBM High Turns Incentive Program Operational Letter.

10) On a quarterly basis, IBM will process a financial transaction(s) (invoice and/or payment) to you for the space charges and freight credit. We may combine the space charges and the freight credit into a single transaction.

11) Either of us may end your participation in the Co-location program at any time with 30 days' written notice to the other. However, if IBM terminates your participation in co-location program or ***you elect to end participation in the Co-location program other than as a result of a material breach by IBM, you will be responsible for all space charges referenced above for the remainder of the current calendar year after your Co-location operations cease. Upon termination, you agree to promptly remove all of your Property from the Co-location facility.

12) IBM makes no representation or warranty, written or oral, of any kind as to the condition of our premises, including your staging area and our loading dock, or its fitness for any purpose. You agree to make a physical investigation of our premises, including your staging area and our loading dock, prior to beginning operations in the Co-location facility and agree the space meets your requirements and the condition and suitability for your use unless specifically stated in writing to IBM. In addition to our respective obligations under your IBM Business Partner Agreement, each party will indemnify the other for damages for bodily injury (including death) and damage to real property and tangible personal property for which the indemnifying party is legally liable.

                                    Page 2 of

13) Except as provided in the IBM High Turns Incentive Program - Operational Letter, normal IBM Business Partner programs (e.g. price protection, product returns, flooring, etc.) will apply to Products ordered through the Co-location program.

14) Space availability and specific location will be determined by IBM after you sign this Attachment and have provided detailed customer fit-up requirements to IBM. IBM will not begin design or fit-up of your Co-location facility until this Attachment is signed and returned to IBM.

Agreed to: (Business Partner Name)           Agreed to:
            Pinacor Inc.                     International Business Machines
                                             Corporation

By:     /s/ James G. Manton                  By:
        ----------------------                  --------------------------
                Authorized Signature              Authorized Signature

Name:       James G. Manton                  Name:
        ----------------------                  --------------------------
Type or Print                                         Type or Print

Title: President & COO                       Title:
        ----------------------                  --------------------------
Date: January 12, 1999                       Date:
        ----------------------                  --------------------------


                                    Page 3 of